EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karglobal.com                     tobin.richer@karglobal.com

KAR Auction Services, Inc. Reports 2020 Financial Results

Carmel, IN, February 16, 2021 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter financial results for the period ended December 31, 2020. For the fourth quarter of 2020, the company reported revenue of $529.6 million as compared with revenue of $671.3 million for the fourth quarter of 2019. Net income (loss) from continuing operations for the fourth quarter of 2020 decreased to a loss of $17.1 million, or $0.21 per diluted share, as compared with net income from continuing operations of $15.3 million, or $0.12 per diluted share, in the fourth quarter of 2019. Adjusted EBITDA for the quarter ended December 31, 2020 decreased to $67.5 million, as compared with Adjusted EBITDA of $122.0 million for the quarter ended December 31, 2019. Operating adjusted net income (loss) from continuing operations per diluted share decreased to a loss of $0.01 for the quarter ended December 31, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.19 for the quarter ended December 31, 2019.

For the year ended December 31, 2020, the company reported revenue of $2,187.7 million as compared with revenue from continuing operations of $2,781.9 million for the year ended December 31, 2019. For the year ended December 31, 2020, the company reported net income from continuing operations of $0.5 million and a loss of $0.16 per diluted share, as compared with net income from continuing operations of $92.4 million, or $0.70 per diluted share, for the year ended December 31, 2019. Adjusted EBITDA for the year ended December 31, 2020 decreased to $375.3 million, as compared with Adjusted EBITDA of $510.0 million for the year ended December 31, 2019. Operating adjusted net income from continuing operations per diluted share decreased to $0.51 for the year ended December 31, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $1.04 for the year ended December 31, 2019. The company's operating results for the year ended December 31, 2020 were significantly impacted by the COVID-19 pandemic. In addition, the company recorded a $29.8 million charge for the impairment of goodwill and other intangible assets in the second quarter of 2020.

Impact of COVID-19 on Company Operations
The company has been subject to numerous COVID-19-related orders and directives that have caused us to modify our business practices. All ADESA auction locations in the U.S. and Canada are offering vehicles for sale via ADESA Simulcast, DealerBlock and Simulcast+. Auction locations have resumed offering ancillary and related services, where possible and as permitted by government directives. Given the evolving health, economic, social and governmental environments, the potential impact that COVID-19 could have on our business remains uncertain. The broader implications for our business and results of operations remain uncertain and will depend on many factors outside our control, including, without limitation, the timing, extent, trajectory and duration of the pandemic, the development and availability of effective treatments and vaccines, the imposition of protective public safety measures, and the timing to which normal economic and operating conditions resumes. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its impact.

2021 Guidance

The company expects net income from continuing operations of at least $90 million and Adjusted EBITDA of at least $475 million. The following table provides a reconciliation of net income from continuing operations to Adjusted EBITDA and additional assumptions used in the company's guidance.

(in millions, except per share amounts)	Annual Guidance

Net income from continuing operations	$90
Income tax expense	$38
Interest expense, net of interest income	$125
Depreciation and amortization	$205
EBITDA	$458
Adjusted EBITDA addbacks, net	$17
Adjusted EBITDA	$475
Effective tax rate	30%
Net income from continuing operations per share - diluted *	$0.30
Weighted average diluted shares *	131
Operating adjusted net income per share	$0.87
Weighted average diluted shares - including assumed conversion of preferred shares	165

* The company used the two-class method of calculating net income from continuing operations per diluted share. Under the two-class method, net income from continuing operations is reduced by dividends and undistributed earnings to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, contingent purchase price adjustments, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, February 17, 2021 at 8:30 a.m. EST. The call will be hosted by KAR's Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 7675889, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s fourth quarter 2020 results is available at the investors section of www.karglobal.com.

The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.1 million units valued at approximately $30 billion through our auctions in 2020. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, U.K. and Europe. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating revenues
Auction fees	$207.0	$261.0	$887.7	$1,115.3
Service revenue	173.5	243.0	737.4	1,018.2
Purchased vehicle sales	83.7	79.3	295.0	295.5
Finance-related revenue	65.4	88.0	267.6	352.9
Total operating revenues	529.6	671.3	2,187.7	2,781.9

Operating expenses
Cost of services (exclusive of depreciation and amortization)	325.4	394.9	1,284.8	1,617.1
Selling, general and administrative	139.7	164.7	545.4	662.0
Depreciation and amortization	50.6	50.1	191.3	188.7
Goodwill and other intangibles impairment	—	—	29.8	—
Total operating expenses	515.7	609.7	2,051.3	2,467.8

Operating profit	13.9	61.6	136.4	314.1

Interest expense	30.5	39.5	128.9	189.5
Other (income) expense, net	3.9	(2.5)	2.1	(7.7)
Loss on extinguishment of debt	—	—	—	2.2

Income (loss) from continuing operations before income taxes	(20.5)	24.6	5.4	130.1

Income taxes	(3.4)	9.3	4.9	37.7

Income (loss) from continuing operations	(17.1)	15.3	0.5	92.4
Income from discontinued operations, net of income taxes	—	4.5	—	96.1
Net income (loss)	$(17.1)	$19.8	$0.5	$188.5

Net income (loss) per share - basic
Income (loss) from continuing operations	$(0.21)	$0.12	$(0.16)	$0.70
Income from discontinued operations	—	0.03	—	0.73
Net income (loss) per share - basic	$(0.21)	$0.15	$(0.16)	$1.43

Net income (loss) per share - diluted
Income (loss) from continuing operations	$(0.21)	$0.12	$(0.16)	$0.70
Income from discontinued operations	—	0.03	—	0.72
Net income (loss) per share - diluted	$(0.21)	$0.15	$(0.16)	$1.42

Dividends declared per common share	$—	$0.19	$0.19	$1.08

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$752.1	$507.6
Restricted cash	60.2	53.3
Trade receivables, net of allowances	367.2	457.5
Finance receivables, net of allowances	1,889.0	2,100.2
Other current assets	106.7	125.9
Total current assets	3,175.2	3,244.5

Goodwill	2,140.2	1,821.7
Customer relationships, net of accumulated amortization	211.3	207.9
Operating lease right-of-use assets	350.6	364.1
Property and equipment, net of accumulated depreciation	589.9	609.0
Intangible and other assets	331.0	334.0
Total assets	$6,798.2	$6,581.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$965.1	$1,027.7
Obligations collateralized by finance receivables	1,261.2	1,461.2
Current maturities of debt	24.3	28.8
Total current liabilities	2,250.6	2,517.7

Long-term debt	1,853.8	1,861.3
Operating lease liabilities	344.2	358.3
Other non-current liabilities	184.0	193.7
Temporary equity	549.8	—
Stockholders’ equity	1,615.8	1,650.2
Total liabilities, temporary equity and stockholders’ equity	$6,798.2	$6,581.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2020	2019
Operating activities
Net income	$0.5	$188.5
Net income from discontinued operations	—	(96.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191.3	188.7
Provision for credit losses	43.8	40.1
Deferred income taxes	(7.2)	(3.3)
Amortization of debt issuance costs	11.7	12.2
Stock-based compensation	14.0	19.6
Goodwill and other intangibles impairment	29.8	—
Loss on extinguishment of debt	—	2.2
Other non-cash, net	9.7	12.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	117.9	(3.0)
Accounts payable and accrued expenses	(27.1)	19.8
Net cash provided by operating activities - continuing operations	384.4	380.8
Net cash provided by operating activities - discontinued operations	—	161.2
Investing activities
Net decrease (increase) in finance receivables held for investment	170.6	(132.7)
Acquisition of businesses (net of cash acquired)	(421.0)	(120.7)
Purchases of property, equipment and computer software	(101.4)	(161.6)
Proceeds from the sale of PWI	24.3	—
Proceeds from the sale of property and equipment	0.9	—
Net cash used by investing activities - continuing operations	(326.6)	(415.0)
Net cash used by investing activities - discontinued operations	—	(37.4)
Financing activities
Net decrease in book overdrafts	(6.9)	(4.7)
Net (decrease) increase in borrowings from lines of credit	(14.0)	19.3
Net (decrease) increase in obligations collateralized by finance receivables	(191.1)	3.8
Proceeds from issuance of Series A Preferred Stock	550.1	—
Payments for issuance costs of Series A Preferred Stock	(21.9)	—
Proceeds from long term debt	—	947.6
Payments for debt issuance costs/amendments	(18.5)	(14.1)
Payments on long-term debt	(9.5)	(1,749.0)
Payments on finance leases	(16.1)	(15.9)
Payments of contingent consideration and deferred acquisition costs	(31.2)	(9.4)
Issuance of common stock under stock plans	2.1	4.3
Issuance of common stock - private placement	15.0	—
Tax withholding payments for vested RSUs	(4.0)	(10.8)
Repurchase and retirement of common stock	(10.2)	(119.7)
Dividends paid to stockholders	(49.0)	(164.3)
Cash transferred to IAA	—	(50.9)
Net cash provided by (used by) financing activities - continuing operations	194.8	(1,163.8)
Net cash provided by (used by) financing activities - discontinued operations	—	1,317.6
Effect of exchange rate changes on cash	(1.2)	12.8
Net increase in cash, cash equivalents and restricted cash	251.4	256.2
Cash, cash equivalents and restricted cash at beginning of period	560.9	304.7
Cash, cash equivalents and restricted cash at end of period	$812.3	$560.9
Cash paid for interest, net of proceeds from interest rate derivatives	$116.6	$170.0
Cash paid for taxes, net of refunds - continuing operations	$16.6	$37.8
Cash paid for taxes, net of refunds - discontinued operations	$—	$41.4

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions), (unaudited)	2020	2019	2020	2019
Net income (loss)	$(17.1)	$19.8	$0.5	$188.5
Less: Income from discontinued operations	—	(4.5)	—	(96.1)
Net income (loss) from continuing operations	(17.1)	15.3	0.5	92.4
Add back:
Income taxes	(3.4)	9.3	4.9	37.7
Interest expense, net of interest income	30.3	38.3	127.3	186.4
Depreciation and amortization	50.6	50.1	191.3	188.7
EBITDA	60.4	113.0	324.0	505.2
Non-cash stock-based compensation	3.0	5.2	15.1	20.3
Loss on extinguishment of debt	—	—	—	2.2
Acquisition related costs	4.1	1.9	8.8	12.2
Securitization interest	(6.2)	(13.0)	(27.3)	(54.9)
Loss on asset sales	0.2	0.4	1.3	2.1
Severance	0.9	9.6	11.5	15.3
Foreign currency (gains)/losses	1.7	0.3	4.9	(0.7)
Goodwill and other intangibles impairment	—	—	29.8	—
IAA allocated costs	—	—	—	2.3
Contingent consideration adjustment	4.7	—	4.7	—
Other	(1.3)	4.6	2.5	6.0
Total addbacks	7.1	9.0	51.3	4.8
Adjusted EBITDA	$67.5	$122.0	$375.3	$510.0

The following table reconciles operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per diluted share to net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts), (unaudited)	2020	2019	2020	2019
Net income (loss)	$(17.1)	$19.8	$0.5	$188.5
Less: income from discontinued operations	—	(4.5)	—	(96.1)
Net income (loss) from continuing operations (1)	(17.1)	15.3	0.5	92.4
Acquired amortization expense	15.3	14.4	57.7	58.3
IAA allocated costs	—	—	—	2.3
Acceleration of debt issuance costs	—	—	—	1.8
Loss on extinguishment of debt	—	—	—	2.2
Contingent consideration adjustment	4.7	—	4.7	—
Goodwill and other intangibles impairment	—	—	29.8	—
Income taxes (2)	(4.6)	(5.4)	(17.3)	(18.7)
Operating adjusted net income (loss) from continuing operations	$(1.7)	$24.3	$75.4	$138.3

Operating adjusted net income (loss) from continuing operations per share - diluted	$(0.01)	$0.19	$0.51	$1.04

Weighted average diluted shares	161.8	130.1	147.0	132.9

(1)The Series A Preferred Stock dividends have not been included in the calculation of operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per diluted share.

(2)The effective tax rate at the end of each period presented in 2019 was used to determine the amount of income tax on the adjustments to net income. For 2020, an effective tax rate of 30% was applied to the acquired amortization expense. There was no income tax benefit related to the contingent consideration adjustment or the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.

The following table reconciles EBITDA and Adjusted EBITDA to net income from continuing operations for the 2021 guidance presented:

(in millions), (unaudited)	2021 Guidance
Net income from continuing operations	$90
Add back:
Income tax expense	38
Interest expense, net of interest income	125
Depreciation and amortization	205
EBITDA	458
Total addbacks, net	17
Adjusted EBITDA	$475

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to net income from continuing operations for the 2021 guidance presented:

(in millions, except per share amounts), (unaudited)	2021 Guidance
Net income from continuing operations	$90.0
Acquired amortization expense	51.2
Contingent consideration adjustment	17.0
Income taxes	(15.4)
Operating adjusted net income from continuing operations	$142.8

Operating adjusted net income from continuing operations per share – diluted	$0.87

Weighted average diluted shares	165

In the table above, operating adjusted net income from continuing operations per diluted share is computed using the weighted average diluted shares assuming conversion of the preferred shares to common shares.